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                                                                       EXH-10(b)


             Consent of Independent Certified Public Accountants



The Board of Directors
The Travelers Insurance Company:



We consent to the use of our reports included herein and to the reference to our firm under the heading "Independent Accountants" in the Prospectus.

Our reports refer to a change in accounting for investments in accordance with the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," in 1994.



/s/ KPMG Peat Marwick LLP


Hartford, Connecticut
October 15, 1996